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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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FSI International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FSI INTERNATIONAL, INC.

3455 Lyman Boulevard
Chaska, Minnesota 55318-3052
952-448-5440

December 14, 2005

Dear Shareholder:

      You are cordially invited to attend the 2006 Annual Meeting of Shareholders to be held at the offices of FSI International, Inc. at 3455 Lyman Boulevard, Chaska, Minnesota, commencing at 3:30 p.m., Central Time, on Tuesday, January 24, 2006.

      The Secretary’s Notice of Annual Meeting of Shareholders and the proxy statement which follow describe the matters on which action will be taken. During the meeting we will also review the activities of the past year and items of general interest about FSI.

      Please review the proxy materials carefully and use this opportunity to take part in the affairs of FSI by voting on the items to be considered at this meeting.

      All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, we ask that you mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you attend the meeting, you may vote in person even if you have previously returned a proxy.

Sincerely,

Donald S. Mitchell
Chairman, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

      Even if you own only a few shares, and whether or not you expect to be present at the meeting, please sign, date and promptly mail the enclosed proxy in the postage-paid reply envelope provided. It is important that your shares be represented.

FSI INTERNATIONAL, INC.

Notice of Annual Meeting of Shareholders

to be held on January 24, 2006

To Our Shareholders:

      The 2006 Annual Meeting of Shareholders of FSI International, Inc. will be held at our offices in Chaska, Minnesota on Tuesday, January 24, 2006, at 3:30 p.m., Central Time, for the following purposes:

      1. To elect two Class I Directors for a three year term.

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending August 26, 2006.

3.	To transact such other business as may properly come before the meeting.

      Our board of directors has fixed December 7, 2005 as the record date for the meeting, and only shareholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

By Order of the Board of Directors

Benno G. Sand
Executive Vice President
Business Development, Investor Relations
and Secretary

Chaska, Minnesota

December 14, 2005

PROXY STATEMENT FOR 2006 ANNUAL MEETING OF SHAREHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
ELECTION OF DIRECTORS (Proposal 1 on the Proxy Card)
INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES AND EXCHANGE ACT OF 1934
CERTAIN INFORMATION NOT DEEMED INCORPORATED BY REFERENCE IN ANY SECURITIES AND EXCHANGE COMMISSION FILINGS
REPORT OF THE AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
Summary Compensation Table
Stock Options
PERFORMANCE GRAPH
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal 2 on the Proxy Card)
SHAREHOLDER PROPOSALS AND OTHER MATTERS
ANNUAL REPORTS
APPENDIX A Charter of the Audit and Finance Committee of the Board of Directors of FSI International, Inc.

FSI INTERNATIONAL, INC.

PROXY STATEMENT FOR 2006

ANNUAL MEETING OF SHAREHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General Information

      This proxy statement and the enclosed proxy are being furnished in connection with the solicitation by the board of directors of FSI International, Inc. (“we” or “us”), a Minnesota corporation, of proxies for use in connection with the 2006 Annual Meeting of Shareholders to be held on Tuesday, January 24, 2006, and any adjournment of the meeting, for the purposes described below and in the accompanying Notice of Annual Meeting of Shareholders. The meeting will be held at our offices at 3455 Lyman Boulevard, Chaska, Minnesota beginning at 3:30 p.m. Central Time.

      So far as our board and management are aware, no matters other than those described in this proxy statement will be acted upon at the meeting. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the same in accordance with their judgment on such matters.

      The address of our principal executive office is 3455 Lyman Boulevard, Chaska, Minnesota 55318-3052 and our telephone number is 952-448-5440. The mailing of this proxy statement and accompanying form of proxy to shareholders will commence on or about December 15, 2005.

Solicitation of Proxies

      We will pay the cost of soliciting proxies. We may reimburse brokerage firms and custodians, nominees and other record holders for forwarding soliciting materials to the beneficial owners of our common stock. In addition to solicitation by the use of the mails, our directors, officers and employees may solicit proxies by telephone, personal contact or special letter without additional compensation to them.

Record Date and Outstanding Voting Securities

      Only shareholders of record at the close of business on December 7, 2005 are entitled to vote at the meeting. On the record date, 29,898,661 shares of our common stock, our only authorized and issued voting security, were outstanding. Each shareholder is entitled to one vote for each share held and is not entitled to cumulate votes for the election of directors.

      Proxies in the accompanying form which are properly signed and duly returned to us will, unless otherwise specified on the proxy, be voted for Proposals 1 and 2 on the proxy and voted in the discretion of the proxy holders as to any other matter that may properly come before the meeting.

Voting Requirement

      A shareholder voting through a proxy who abstains with respect to any matter is considered to be present and entitled to vote on that matter at the meeting, and is in effect a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on any matter shall not be considered present and entitled to vote on that matter.

      Votes cast by proxy or in person at the annual meeting will be tabulated by the inspector of elections. The inspector will also determine whether or not a quorum is present. In general, under Minnesota law, a quorum consists of a majority of the shares entitled to vote which are present or represented by proxy at the meeting. The nominees for director will be elected to the board if the nominee receives a plurality vote of the shares present or represented and entitled to vote at the meeting.

      All other matters submitted for shareholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on each matter. Abstentions with respect to any such matter are treated as shares present or represented and entitled to vote on that matter and have the same effect as negative votes. If shares are not voted by the person or institution that is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is effective or has been withheld with respect to any matter, these non-voted shares are deemed not to be present or represented for purposes of determining whether shareholder approval of that matter has been obtained.

Revocability of Proxies

      A shareholder executing a proxy retains the right to revoke it at any time before it is exercised by providing notice in writing to any of our officers of termination of the proxy’s authority or a properly signed and duly returned proxy bearing a later date.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

      The following table lists, as of November 30, 2005 (unless otherwise indicated below), certain information regarding the beneficial ownership of our common stock by (i) each person or entity known by us to own beneficially more than five percent of our outstanding common stock, (ii) each director, (iii) each nominee for director, (iv) each executive officer named in the Summary Compensation Table in this proxy statement (the “Named Executives”), and (v) all of the directors, director-nominee and Named Executives as a group. Except as otherwise noted below, each listed beneficial owner has sole voting and investment power with respect to such shares.

	Number of Shares		Percent of Shares
Name of Person or Identity of Group	Beneficially Owned		Beneficially Owned**

State of Wisconsin Investment Board	4,123,700(1)		13.80%
121 East Wilson Street
Madison, WI 53707-3474
Dimensional Fund Advisors, Inc.	2,210,120(2)		7.39%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401-1005
James A. Bernards	55,500(3)		*
Terrence W. Glarner	61,156(3)		*
Willem D. Maris	57,500(3)		*
Donald S. Mitchell	812,645(3	)(4)	2.65%
Krishnamurthy (“Raj”) Rajagopal	57,500(3)		*
John C. Ely	263,177(3	)(5)	*
Patricia M. Hollister	227,695(3)		*
Benno G. Sand	322,985(3	)(6)	1.07%
David V. Smith	-0 -		*
All directors, director-nominees and Named Executives as a group (9 persons)	1,858,158(3)		5.87%

*	Less than one percent.

**	Percentage ownership calculations are based on 29,892,411 shares of common stock outstanding as of November 30, 2005.

(1)	Based on State of Wisconsin Investment Board’s Form 13F filing for the quarter ended September 30, 2005.

(2)	Based on Dimensional Fund Advisors, Inc.’s Form 13F filing for the quarter ended September 30, 2005.

(3)	Includes the following shares that may be purchased pursuant to stock options that are exercisable within 60 days of November 30, 2005: Mr. Bernards, 48,000; Mr. Ely, 260,682; Mr. Glarner, 55,500; Ms. Hollister, 221,816; Mr. Maris, 57,500; Mr. Mitchell, 786,215; Dr. Rajagopal, 57,500; and Mr. Sand, 295,649; and all directors, director-nominees and Named Executives as a group, 1,782,862.

(4)	Includes 500 shares in which Mr. Mitchell shares voting and investment power with his spouse.

(5)	Includes 2,495 shares in which Mr. Ely shares voting and investment power with his spouse.

(6)	Includes 18,615 shares in which Mr. Sand shares voting and investment power with his spouse.

ELECTION OF DIRECTORS

(Proposal 1 on the Proxy Card)

The Nominees and Directors

      Our Articles of Incorporation, as amended, provide that the board be divided into three classes of directors of as nearly equal size as possible. The members of each class are elected to serve a three-year term, and the terms are staggered. James A. Bernards and Donald S. Mitchell are Class I directors with terms expiring at the 2006 Annual Meeting of Shareholders. Willem D. Maris and Dr. Krishnamurthy Rajagopal are Class II directors with terms expiring at the 2007 Annual Meeting of Shareholders. Terrence W. Glarner and David V. Smith are Class III directors with a terms expiring at the 2008 Annual Meeting of Shareholders. Dr. Rajagopal indicated that he intends to resign as a director of the Company effective January 24, 2006. The board will have a vacancy after the 2006 Annual Meeting of Shareholders and will search for a qualified director candidate to fill the vacancy.

      The board, including all of the independent directors, acting upon the recommendation of the Corporate Governance and Nomination Committee, has nominated Mr. Bernards and Mr. Mitchell for re-election as Class I directors. Mr. Bernards and Mr. Mitchell have indicated a willingness to serve as directors if elected. In case Mr. Bernards and Mr. Mitchell are not candidates for any reason, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion, unless an instruction to the contrary is indicated on the proxy. We have no reason to believe that Mr. Bernards or Mr. Mitchell will be unable to serve as a director if elected.

      The accompanying proxy will be voted in favor of the election of each nominee, unless the shareholder giving the proxy indicates to the contrary on the proxy.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE FOR THE DIRECTOR-NOMINEES

      Certain information concerning the nominees and other directors follows:

Nominees for Election at the 2006 Shareholders’ Meeting as Class I Directors

      James A. Bernards, age 59, has served as a director of FSI since July 1981. Since June 1993, Mr. Bernards has been President of Facilitation, Inc., which provides business and financial consulting services. Mr. Bernards was President of the accounting firm of Stirtz, Bernards & Company from May 1981 to June 1993. Since 1986, Mr. Bernards has been President of Brightstone Capital, Ltd., a venture capital fund manager. He is also a director of Health Fitness Corporation, August Technology, Inc., and several private companies.

      Donald S. Mitchell, age 50, was named President and Chief Executive Officer of FSI in December 1999, was appointed a director in March 2000 and became Chairman of the board on January 23, 2002. From its formation in 1998 until December 1999, he was President of Air Products Electronic Chemicals, Inc., located in Carlsbad, California, a division of Pennsylvania-based Air Products and Chemicals, Inc. From 1991 to 1998, he served as President of Schumacher, a leading global chemical equipment and services supplier to the semiconductor industry. Mr. Mitchell is a director of m•FSI LTD, the Company’s Japanese affiliate. Mr. Mitchell served as the 1999-2000 Chairman of the Board of Directors of Semiconductor Equipment and Materials International (“SEMI”), a leading global industry trade association.

Class II Director Whose Term Continues Until the 2007 Shareholders’ Meeting

      Willem D. Maris, age 66, has served as a director of FSI since January 2001. He is past Chairman of the Board of Management, President and Chief Executive Officer of ASM Lithography (“ASML”), a Netherlands company. Mr. Maris retired from ASML in December 1999 after serving as Chairman of the Board of Management, President and Chief Executive Officer since 1990. He is currently a member of the board of directors of Photronics, Inc. and is the Chairman of the Supervisory Board of BE Semiconductor Industries N.V.

Class III Directors Whose Terms Continue Until the 2008 Shareholders’ Meeting.

      Terrence W. Glarner, age 62, has served as a director of FSI since October 1988. Since February 1993, Mr. Glarner has been President of West Concord Ventures, Inc., a venture capital company. From 1982 to February 1993, Mr. Glarner was President of North Star Ventures, Inc. and North Star Ventures II, Inc., venture capital funds. Mr. Glarner is also a director of Aetrium, Inc., Bremer Financial Corporation and NVE Corporation.

      David V. Smith, age 61, was appointed to the board of directors of FSI in December, 2005. Mr. Smith retired as the President of TECH Semiconductor Singapore Pte. Ltd. in June 2002. TECH Semiconductor is a joint venture DRAM memory chip manufacturing company formed by Texas Instruments, Economic Development Board of Singapore, Canon and Hewlett-Packard. Prior to joining TECH Semiconductor, Mr. Smith was the Managing Director of Texas Instruments Singapore and the Deputy Worldwide Memory Operations Manager of Texas Instruments Malaysia, Bipolar Operations manager of Texas Instruments Malaysia and Discrete Operations Manager. Mr. Smith was TI Korea’s Manager from 1978 to 1980. Mr. Smith is President of GlobiTech Holding Company based in Sherman, Texas, a privately held company, and Mr. Smith serves on the board of directors of several privately-held companies. Mr. Smith was initially recommended as a director candidate by a former non-management director.

      None of the directors or nominees are related to one another or to any of our executive officers. The board has determined that each of Messrs. Bernards, Maris, Glarner and Smith is independent as that term is defined under the National Association of Securities Dealers’ listing standards.

Information Concerning the Board of Directors

      The board met four times and adopted resolutions by written action three times in fiscal 2005. The board has an Audit and Finance Committee, a Compensation Committee, and a Corporate Governance and Nomination Committee.

      The Audit and Finance Committee, consisting of Messrs. Bernards, Glarner and Maris, met seven times and did not adopt any resolutions by written action in fiscal 2005. The purpose of the Audit and Finance Committee is to oversee our accounting and financial reporting processes and the audits of our financial statements. The primary duties and responsibilities of the Audit and Finance Committee include selecting and evaluating our independent auditors and monitoring their independence; reviewing our financial reporting and disclosure matters; and overseeing certain compliance and regulatory matters.

      Our board of directors has determined that at least one member of our Audit and Finance Committee, James A. Bernards, is an “audit committee financial expert,” as that term is defined under Section 407 of the Sarbanes-Oxley Act of 2002 and the rules promulgated by the Securities and Exchange Commission in furtherance of Section 407. Each member of the Audit and Finance Committee is independent as that term is defined under the National Association of Securities Dealers’ listing standards, Section 301 of the Sarbanes-Oxley Act of 2002 and the rules adopted by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. The Audit and Finance Committee operates under a written charter adopted by the board of directors. In December 2005, the Charter was amended to authorize the Audit and Finance Committee to approve independent auditors for all Company benefit plans. A copy of the Audit and Finance Committee Charter, as amended to date, is included in this proxy statement as Appendix A and can be found on our website at www.fsi-intl.com.

      The Compensation Committee, consisting of Messrs. Bernards and Glarner, met five times and adopted resolutions by written action four times in fiscal 2005. The Compensation Committee’s functions include: reviewing and reporting to the board on the programs for developing senior management personnel; approving and reporting to the board the executive compensation plans and the compensation (including incentive awards) of certain executives; and reviewing and approving our incentive plans. The Compensation Commit-

tee also grants or makes recommendations to the board concerning employee stock options and oversees our 1994 Omnibus Stock Plan, 1997 Omnibus Stock Plan and Employees Stock Purchase Plan. The Compensation Committee operates under a written charter adopted by the board of directors, a copy of which can be found on our website at www.fsi-intl.com.

      The Corporate Governance and Nomination Committee, consisting of Messrs. Maris, Rajagopal and Smith. The Corporate Governance and Nomination Committee met one time and adopted one resolution by written action in fiscal 2005. Mr. Smith was appointed to the Corporate Governance and Nomination Committee in December 2005. Its functions include: evaluating and recommending qualified individuals to the board; reviewing the qualifications of individuals for election or re-election as members of the board; and reviewing the charters and membership of the board’s committees and board membership guidelines. It also oversees matters of corporate governance, including evaluation of our board and board committee performance and evaluation of our corporate governance guidelines. The Corporate Governance and Nomination Committee will consider persons whom shareholders recommend as candidates for election as Company directors provided shareholders follow the procedures as set forth below in the “Director Nomination Process and Selection Criteria” section of this proxy. The Corporate Governance and Nomination Committee operate under a written charter adopted by the board of directors, a copy can be found on our website at www.fsi-intl.com.

      Each committee reviews its charter in light of new corporate governance developments and may make additional recommendations to the Corporate Governance and Nomination Committee (if applicable) and the board for further revisions to reflect evolving best practices. During fiscal 2005, with the exception of Mr. Rajagopal, each of the directors attended at least 75% percent of the aggregate number of meetings of the board and of the committees on which he served.

Compensation of Directors

      Each of our non-employee directors receives a quarterly fee of $3,000 for service on the board and a per-meeting fee of $1,000 for attending meetings of the board. In addition, each non-employee director receives a fee of $500 for attending a meeting of a committee on which the director serves if held other than the day of, the day preceding, or the day following a meeting of the board or an annual meeting of shareholders.

      Upon joining the board, each non-employee director receives a single grant of a nonstatutory stock option to purchase 20,000 shares of common stock under our 1997 Omnibus Stock Plan. The 1997 Omnibus Stock Plan was approved by our shareholders at the 1997 Annual Meeting of Shareholders. The purchase price of each share subject to an option is the fair market value of a share of our common stock at the time the option is granted. The options vest and become exercisable six months after the date of grant. Generally, the options expire ten years from the date of grant, but expiration may occur sooner in the event of an optionee’s death. Each person serving as a non-employee director of FSI immediately following an annual meeting of shareholders is granted a nonstatutory stock option under the 1997 Omnibus Stock Plan to purchase 7,500 shares of common stock at the fair market value at the time of grant. An annual non-employee director option vests and becomes exercisable on the January 1st following the date of grant. Generally, annual non-employee director options expire ten years after the date of grant.

Director Nomination Process and Selection Criteria

      The policy of the Corporate Governance and Nomination Committee (the “Governance Committee”) is to consider properly submitted shareholder nominations for candidates for membership on our board of directors as described below. In evaluating such nominations, the Governance Committee seeks to achieve a balance of knowledge, experience and capability.

      The Governance Committee will select nominees for directors pursuant to the following process:

•	the identification of director candidates by the Governance Committee based upon suggestions from current directors and senior management and recommendations by shareholders;

•	a review of the candidates’ qualifications by the Governance Committee to determine which candidates best meet the board’s required and desired criteria;

•	interviews of interested candidates, among those who best meet the desired criteria, by the chairman of the Governance Committee or the entire Governance Committee;

•	a report to the board by the Governance Committee on the selection process; and

•	formal nomination by the Governance Committee for inclusion in the slate of directors for the annual meeting of shareholders or appointment by the board to fill a vacancy during the intervals between shareholder meetings.

      The Governance Committee followed the above process prior to recommending Mr. Smith to the Board. The Governance Committee will reassess the qualifications of a director, including the director’s past contributions to the board and the director’s attendance and contributions at board and committee meetings, prior to recommending a director for reelection to another term.

      The Governance Committee will consider candidates recommended by shareholders provided shareholders follow the procedures set forth below in submitting recommendations. Shareholders who wish to recommend candidates for consideration by the Governance Committee must do so by submitting a written recommendation to:

Corporate Secretary
FSI International, Inc.
3455 Lyman Boulevard
Chaska, Minnesota 55318-3052 USA

      Recommendations must be sent by certified or registered mail and received by our Corporate Secretary by September 1 of each year, for consideration at the next Annual Meeting of Shareholders. Recommendations must include the following:

•	shareholder’s name, number of shares owned, length of period held, and proof of ownership.

•	name, address, phone number and age of the candidate.

•	a resume describing, among other things, the candidate’s educational background, occupation, employment history, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.).

•	a supporting statement which describes the candidate’s reasons for seeking election to the board and documents his or her ability to satisfy the director qualifications.

•	the candidate’s consent to a background investigation.

•	the candidate’s written consent to stand for election if nominated by the board and to serve if elected by the shareholders.

•	any other information that will assist the Governance Committee in evaluating the candidate.

      The Corporate Secretary will promptly forward these materials to the Governance Committee Chairman and the Chairman of the board. The Corporate Secretary will also maintain copies of these materials for two years after receipt for future reference by the Governance Committee when filling board positions.

      The Governance Committee may contact recommended candidates to request additional information necessary for its evaluation or for disclosure under applicable rules of the Securities and Exchange Commission.

      Alternatively, shareholders may directly nominate a person for election to our board by complying with the procedures set forth in our By-laws, any applicable rules and regulations of the Securities and Exchange Commission and any applicable laws.

      Candidates for director nominees are reviewed in the context of the current composition of the board, our operating requirements and the long-term interests of our shareholders.

      The Governance Committee will consider, at a minimum, the following factors in recommending to our board potential new board members, or the continued service of existing members in addition to other factors it deems appropriate based on the current needs and desires of the board:

•	demonstrated character and integrity; an inquiring mind; experience at a strategy/policy setting level; sufficient time to devote to the affairs of the company; high-level managerial experience;

•	whether the member/potential member is subject to a disqualifying factor, such as relationships with competitors, customers, suppliers, contractors, counselors or consultants, or recent previous employment with the company;

•	the member/potential member’s independence;

•	whether an existing member has reached retirement age or a term limit;

•	whether the member/potential member assists in achieving a mix of board members that represents a diversity of background and experience, including with respect to age, gender, international background, race and specialized industry experience;

•	whether the member/potential member, by virtue of particular experience, technical expertise, or specialized skills, will add specific value as a board member; and

•	any factors related to the ability and willingness of a new member to serve, or an existing member to continue his/her service.

      In addition to the above factors, our board has also adopted certain board guidelines which provide that (1) when a director of the company turns 72, such director will automatically retire from the board at our annual meeting of shareholders following the date such director turns 72; and (2) the Governance Committee may not recommend any person to serve as a director of the company after such person has passed his or her 70th birthday.

Executive Sessions of Outside Directors

      Our board has regularly scheduled, and used, time near the end of board sessions to meet without any company management present.

Communications with Directors

      You can contact our full board, our independent directors as a group or any of the directors by writing to our Corporate Secretary at 3455 Lyman Boulevard, Chaska, Minnesota 55318-3052 USA. All communications will be compiled by the Corporate Secretary and submitted to the addressees on a periodic basis.

Other Information

      Three directors attended our annual shareholders meeting in January 2005. Additional information concerning the board, including committee charters and our Code of Business Conduct and Ethics applicable to our directors, employees and representatives, is available at www.fsi-intl.com.

INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

      As of November 30, 2005, we owned approximately 49 percent of the outstanding capital stock of m•FSI LTD, which distributes and acts as a licensee for certain of our products in Japan. In addition, FSI acts as distributor and licensee of certain m•FSI LTD products outside of Japan. Messrs. Donald S. Mitchell, Chairman, President and Chief Executive Officer; John C. Ely, Vice President; Global Sales and Service; and Benno G. Sand, Executive Vice President, Business Development and Investor Relations and Secretary, are directors of m•FSI LTD.

      During the 2005 fiscal year, we sold approximately $4,130,000 of our products to m•FSI LTD and did not purchase any m•FSI LTD products for resale outside of Japan. Sales to m•FSI LTD are made by us on commercially reasonable terms.

      The board has adopted a policy regarding transactions, other than sales in the normal course of business, between us and our affiliate, requiring that all such transactions be approved by a majority of the board and a majority of the disinterested non-employee directors and that all such transactions be for a bona fide business purpose and be entered into on terms at least as favorable to us as could be obtained from unaffiliated independent third parties.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES AND EXCHANGE ACT OF 1934

      Section 16(a) of the Securities and Exchange Act of 1934 requires our directors, certain officers and persons who own more than 10 percent of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission. These directors, officers and 10 percent shareholders are also required by the Securities and Exchange Commission’s rules to furnish us with copies of all Section 16(a) reports they file.

      Specific due dates for such reports have been established by the Securities and Exchange Commission and we are required to disclose in this proxy statement any failure to file reports by such dates during fiscal 2005. Based solely on our review of the copies of such reports received by us and written representations from certain reporting persons, we believe that during the fiscal year ended August 27, 2005, all Section 16(a) filing requirements applicable to our officers and directors and any 10 percent shareholders were complied with.

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CERTAIN INFORMATION NOT DEEMED INCORPORATED BY REFERENCE

IN ANY SECURITIES AND EXCHANGE COMMISSION FILINGS

      Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities and Exchange Act of 1934 that might incorporate all or portions of future filings, including this proxy statement, with the Securities and Exchange Commission, in whole or in part, the following Report of the Audit and Finance Committee of the Board of Directors, the Report of the Compensation Committee of the Board of Directors on Executive Compensation on page 11 to page 15 and the Performance Graph on page 20 shall not be deemed to be incorporated by reference into any such filing or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities and Exchange Act of 1934.

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REPORT OF THE AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS

Membership and Role of the Audit and Finance Committee

      The Audit and Finance Committee of the board is composed entirely of directors who are independent of management and free from any relationship that, in the opinion of the board of directors, would interfere with the exercise of independent judgment as a committee member. The current members of the Audit and Finance Committee are Messrs. Bernards, Glarner and Maris. The purpose of the Audit and Finance Committee is to oversee our accounting and financial reporting processes and the audits of our financial statements. The primary duties and responsibilities of the Audit and Finance Committee include selecting and evaluating our independent auditors and monitoring their independence; reviewing our financial reporting and disclosure matters; and overseeing certain compliance and regulatory matters.

      The Audit and Finance Committee operates under a written charter adopted by the board of directors, a copy of which is attached to this proxy statement as Appendix A. The Audit and Finance Committee charter includes additional duties and responsibilities of the Audit and Finance Committee as required by the Sarbanes-Oxley Act of 2002, the rules promulgated by the Securities and Exchange Commission and the Nasdaq corporate governance rules.

Review of Our Audited Financial Statements for the Fiscal Year Ended August 27, 2005

      The Audit and Finance Committee has reviewed and discussed our audited financial statements for the fiscal year ended August 27, 2005 with management and with representatives of KPMG LLP, our independent registered public accountants. The Audit and Finance Committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The Audit and Finance Committee has received from its independent registered public accountants the written disclosures regarding KPMG LLP’s independence as required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and discussed the independence of KPMG LLP with representatives of our independent registered public accountants.

      Based on the Audit and Finance Committee’s review and discussions noted above, the Audit and Finance Committee recommended that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended August 27, 2005 for filing with the Securities and Exchange Commission.

James A. Bernards	Terrence W. Glarner	Willem D. Maris

Members of the Audit and Finance Committee

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Independent Registered Public Accountants Fees

      The following table shows the aggregate fees billed to us by KPMG LLP for services rendered during the fiscal years ended August 27, 2005 and August 28, 2004.

Description of Fees	Fiscal 2005 Amount	Fiscal 2004 Amount

Audit Fees(1)	$382,800	$187,400
Audit Related Fees(2)	0	13,400
Tax Fees(3)	27,700	139,200
All Other Fees	0	0

Total	$410,500	$340,000

(1)	Includes fees for the audit of the August 27, 2005 and August 28, 2004 financial statements and internal controls and reviews of the related quarterly financial statements and assistance in responding to the Securities and Exchange Commission’s comment letters regarding our periodic reports.

(2)	Includes fees for benefit plan audits.

(3)	Includes fees for domestic and international tax returns, statutory reports, expatriate tax work, value added tax, customs and duty reporting and international tax planning.

     The Audit and Finance Committee approved all of the services described above.

Auditor Independence

      The Audit and Finance Committee has considered whether, and has determined that, the provision of non-audit services described under “Audit Related Fees,” “Tax Fees” and “All Other Fees” was compatible while maintaining the independence of KPMG LLP as our principal accountants.

Audit Committee Pre-Approval Policies

      In order to ensure that our independent registered public accountants are engaged only to provide audit and non-audit services that are compatible with maintaining their independence, the Audit and Finance Committee requires that all audit and permissible non-audit services provided by our independent registered public accountants be pre-approved by the Audit and Finance Committee or a designated member of the Audit and Finance Committee. These services may include audit services, audit-related services, tax services, the Sarbanes-Oxley 404 review and other services. Any pre-approval is detailed as to the particular service or category of services. The Audit and Finance Committee reviews each non-audit service to be provided and assesses the impact of the service on the auditor’s independence.

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REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Overview and Philosophy

      The Compensation Committee of the board is composed entirely of directors who are independent of management and free from any relationship that, in the opinion of the board of directors, would interfere with the exercise of independent judgment as a committee member. The current members of the Compensation Committee are Messrs. Bernards and Glarner. The Compensation Committee operates under a written charter adopted by the board of directors, a copy of which can be found on our website at www.fsi-intl.com. The Committee’s basic responsibility is to assure that the senior executives of the company and its wholly-owned subsidiaries are compensated effectively in a manner consistent with the stated compensation strategy of the company, internal equity considerations, competitive practice, and the requirements of the appropriate regulatory bodies. The Committee shall also communicate to shareholders the Company’s compensation policies as required by the Securities and Exchange Commission. Specific responsibilities are listed in the Compensation Committee charter.

      Our executive compensation program strives to be competitive with the compensation provided by comparable companies in the high technology and semiconductor equipment industry. In that respect, we compare ourselves to a self-selected peer group. The self-selected peer group is subject to occasional change as members of the peer group alter their focus, merge or are acquired, or as new peers or competitors emerge. In comparing itself to members of this peer group, we rely upon salary survey data developed and published by several external sources.

      The Compensation Committee annually conducts a review of its executive compensation program. The purpose of the review is to ensure that our executive compensation program meets the objectives listed above. In its review, the Compensation Committee considers data submitted by management and external data, including industry-related compensation surveys.

      Executive compensation at FSI has three components: base salary, incentive bonus and stock options. The Compensation Committee uses its discretion to set executive compensation at levels which, in its judgment, are warranted by external, internal and individual circumstances. In particular, the compensation program is designed to set total compensation potential (salary, annual bonus and stock options) at a level similar to the level of total compensation paid to similarly positioned executives within our compensation peer group. We do not currently have a policy with respect to the limit under Internal Revenue Code Section 162(m) on the deductibility of the qualifying compensation paid to our executives.

Base Salary

      The base salary of each of the executive officers, including the Chief Executive Officer, is targeted to be at or near the competitive median within the high technology and semiconductor equipment industry peer group to which we compare ourselves for compensation purposes. In determining an individual’s base salary, the Compensation Committee considers the compensation levels of similar positions within the peer group, the responsibilities and performance of the individual executive officer and our recent financial performance.

      Generally, salary decisions are made by the Compensation Committee at the beginning of each calendar year based upon evaluations and recommendations made by the Chief Executive Officer. A performance assessment for each executive officer reporting to the Chief Executive Officer is submitted to the Compensation Committee. The appraisal typically assesses such individual’s performance in the following areas: accountabilities of the position, individual goals and objectives, special projects and assignments, management skills, leadership competencies and the achievement of learning and development goals. Generally, a salary recommendation is made based upon the individual’s overall performance assessment and where the individual’s salary falls within the range of salaries reported for similar positions in the peer group and technology and semiconductor industry compensation surveys.

Incentive Bonuses

      Executive officers are each eligible to receive an annual incentive bonus at the end of the fiscal year based upon our financial performance, primarily operating income results. The purpose of this annual cash incentive program is to provide a direct financial incentive to executives to meet or exceed our annual corporate financial and operating income goals.

      Cash bonus awards are calculated based upon a specified percentage of base salary determined primarily upon the individual’s job level within the organization and survey data from our selected peer group and technology and semiconductor equipment industry compensation surveys for comparable positions. An individual’s potential annual incentive bonus at goal is determined at the beginning of the fiscal year by the Compensation Committee based upon recommendations made by the Chief Executive Officer. For fiscal 2005, we did not achieve our plan financial performance. Therefore, no cash bonus awards under the plan were paid to executive officers.

      The Compensation Committee also has the authority to grant discretionary bonuses to executive officers and other employees to recognize extraordinary efforts or outstanding contributions relating to our important projects. It has done so infrequently. No such bonuses were paid to executive officers in fiscal 2005.

Stock Options

      Stock options are the principal vehicle used by us for the payment of long-term compensation. We award stock options to align the interests of our executive officers and key personnel with those of our shareholders and to increase our long-term value. Through deferred vesting, this component of our compensation creates an incentive for individuals to remain with us. The objectives of stock option grants are to assist in the recruitment, motivation and retention of key professional and managerial personnel as well as to reward eligible employees for outstanding performance and to provide a stock-based incentive to improve our financial performance.

      Generally, stock options are granted to eligible employees from time to time based primarily upon the individual’s actual and/or potential contributions and our financial performance. To date, all stock options have been granted at or above fair market value. Generally, such options vest over a period of several years. Accordingly, an executive officer receiving an option generally is rewarded only if the market price of our common stock appreciates. Stock options are authorized by the Compensation Committee. Since long-term options generally vest over time, we periodically grant new options to provide continuing incentives for future performance. The size of previous grants and the number of options held are considered by the Compensation Committee, but are not entirely determinative of future grants. Stock options were awarded to executive officers in January and June 2005.

Chief Executive Officer’s Compensation

      The Compensation Committee determines the Chief Executive Officer’s compensation package in accordance with the methodology described above. Total compensation is targeted at the competitive median of chief executive officers in the selected peer group. In evaluating and setting the Chief Executive Officer’s target annual compensation, the Compensation Committee reviews our business and financial performance and total compensation data from the comparable peer group. That review is based upon a number of factors including sales, earnings, market share, cash flow and total shareholder return. The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes a subjective determination based upon a consideration of all of these factors as well as the progress made with respect to our long-term goals and strategies.

     Base Salary

      In determining Mr. Mitchell’s base salary, the Compensation Committee reviewed compensation levels of the peer group’s chief executive officers and Mr. Mitchell’s skills and experience. Mr. Mitchell was hired in fiscal 2000. Due to weakening industry conditions, he along with other executive officers took a ten percent reduction in base salary in March 2001, and an additional five percent reduction in January 2002. Mr. Mitchell’s base salary was reinstated back to the fiscal 2000 level in January 2004, along with the salaries of all other FSI employees. Mr. Mitchell received a 3% increase in January 2005 to reflect the change in the competitive median of chief executive officers in the select peer group.

     Incentive Bonus

      Mr. Mitchell’s potential incentive bonus as a percentage of base salary at goal financial and strategic objectives are established by the Compensation Committee and reflects its determination of what is an appropriate incentive by putting a substantial portion of his compensation at risk. Several factors are considered, including our financial goals, incentive targets reported by our peer group and high technology and semiconductor equipment industry compensation surveys. In fiscal 2005, Mr. Mitchell was eligible to receive up to 100 percent of his base salary at goal financial and strategic performance assuming our objectives were met. For fiscal 2005, we did not achieve operating income and the strategic performance levels established at the beginning of the year. Therefore, Mr. Mitchell did not receive any incentive payments.

     Stock Options

      As with other members of management, Mr. Mitchell is periodically awarded stock options. Mr. Mitchell was granted a stock option of 35,000 shares at the price of $4.31 per share in January 2005 and 25,000 shares at the price of $3.73 per share in June 2005 pursuant to the guidelines and procedures described above. The options vest over three years.

James A. Bernards Terrence W. Glarner

Members of the Compensation Committee

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EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

      The following table shows for each of the Named Executives as of the fiscal year ended August 27, 2005, who served in that capacity during any portion of fiscal 2005, certain summary information concerning compensation paid or accrued by us for services in all capacities for the last fiscal year as well as compensation earned by such person for the previous two fiscal years (if the person was a Named Executive during any part of such fiscal year):

Summary Compensation Table

		Annual Compensation			Long-Term Compensation

					Awards		Payouts

					Restricted	Securities
				Other Annual	Stock	Underlying	LTIP	All Other
Name and	Fiscal	Salary	Bonus	Compensation	Awards(s)	Options/SARs	Payouts	Compensation
Principal Position	Year	($)	($)	$(1)	($)	(#)	($)	($)

Donald S. Mitchell,	2005	$357,027	—	$15,000	—	60,000	—	—
Chairman, President and	2004	330,481	—	15,000	—	75,000	—	—
Chief Executive Officer	2003	299,250	—	15,000	—	150,000	—	—
Benno G. Sand,	2005	237,237	—	15,000	—	34,000	—	—
Executive Vice President	2004	218,117	—	15,000	—	40,000	—	—
Business Development,	2003	197,505	—	15,000	—	50,000	—	—
Investor Relations & Secretary
Patricia M. Hollister,	2005	193,857	—	15,000	—	34,000	—	—
Chief Financial Officer	2004	169,962	—	15,000	—	43,000	—	—
and Assistant Secretary	2003	153,900	—	15,000	—	40,000	—	—
John C. Ely,	2005	193,857	—	15,000	—	43,000	—	—
Vice President Global	2004	169,962	—	15,000	—	50,000	—	—
Sales and Service	2003	153,900	—	15,000	—	60,000	—	—

(1)	Represents cash payment in lieu of perquisites of $15,000 in fiscal 2005, 2004 and 2003. Disclosure of other perquisites is not required by applicable Securities and Exchange Commission rules because the aggregate amount of such perquisites and other personal benefits, when added to the $15,000, did not exceed the lesser of $50,000 or ten percent of the total salary and bonus for any of the Names Executives.

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Stock Options

Option/ SAR Grants in Last Fiscal Year

      The following table sets forth individual grants of stock options made to the Named Executives during the fiscal year ended August 27, 2005.

Individual Grants					Potential Realizable
					Value at Assumed
	Number of				Annual Rates of
	Securities	Percent of Total			Stock Price Appreciation
	Underlying	Options/SARs			for Option Term(2)
	Options/SARs	Granted to Employees	Exercise or Base
Name	Granted(1)	in Fiscal Year(1)	Price($/Sh)	Expiration Date	5%($)	10%($)

Donald S. Mitchell	35,000	6.38%	$4.31	1/06/2015	$94,900	$240,400
Donald S. Mitchell	25,000	4.55%	$3.73	6/30/2015	$58,600	$148,600
Benno G. Sand	20,000	3.64%	$4.31	1/06/2005	$54,200	$137,400
Benno G. Sand	14,000	2.55%	$3.73	6/30/2015	$32,800	$83,200
Patricia M. Hollister	20,000	3.64%	$4.31	1/06/2015	$54,200	$137,400
Patricia M. Hollister	14,000	2.55%	$3.73	6/30/2015	$32,800	$83,200
John C. Ely	25,000	4.55%	$4.31	1/06/2015	$67,800	$171,700
John C. Ely	18,000	3.28%	$3.73	6/30/2015	$42,200	$107,000

(1)	All of these options were granted under our 1997 Omnibus Stock Plan. The options granted become exercisable in 12 equal cumulative quarterly increments beginning on the first quarter anniversary of the date of grant. All options were granted at fair market value on the date of grant and have a term of ten years. Generally all of the options will become fully exercisable upon approval by our shareholders of a merger, plan of exchange, sale of substantially all of our assets or plan of liquidation.

(2)	We recommend caution in interpreting the financial significance of these figures. They are calculated by multiplying the number of options granted by the difference between a future hypothetical stock price and the option exercise price and are shown pursuant to rules of the Securities and Exchange Commission. They assume the value of our stock appreciates five percent or ten percent each year, compounded annually, for the term of each option and do not take into account any taxes that would be due. They are not intended to forecast possible future appreciation, if any, of such stock price or to establish a present value of options. Also, if appreciation does occur at the five percent or ten percent per year rate, the amounts shown would not be realized by the recipients until the end of the option term.

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Aggregated Option/ SAR Exercises in Fiscal Year 2005

and Fiscal Year End Option/ SAR Values

      The following table shows, as to the Named Executives, information concerning stock options exercised during fiscal 2005 and the value of options held by such persons at the end of fiscal 2005 including those listed in the table above.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
	Number of		Options/ SARs at Fiscal		Options/SARs
	Shares Acquired	Value Realized	Year-End		at Fiscal Year-End($)(2)
	on Exercise	($)(1)	Exercisable/Unexercisable		Exercisable/Unexercisable

Name
Donald S. Mitchell	-0-	-0-	757,049	75,001	$84,000	$49,000
Benno G. Sand	-0-	-0-	284,983	30,667	$28,000	$17,900
Patricia M. Hollister	-0-	-0-	212,816	27,334	$22,400	$15,100
John C. Ely	-0-	-0-	247,683	38,001	$33,600	$21,800

(1)	Represents market value of underlying securities on date of exercise less the exercise price.

(2)	Represents market value of underlying securities at the end of fiscal 2005 ($4.01 per share) less the exercise price.

Equity Compensation Plan Information

      The following table provides information as of August 27, 2005 for our compensation plans under which equity securities may be issued:

		(b)	(c)
	(a)		Number of Securities
	Number of Securities to		Remaining Available for
	be Issued Upon		Future Issuance Under Equity
	Exercise of Outstanding	Weighted-Average Exercise	Compensation Plans
	Options, Warrants and	Price of Outstanding Options,	(Excluding Securities
Plan Category	Rights	Warrants and Rights	Reflected in Column (a))

Equity compensation plans approved by security holders	4,000,727 (1)	$7.34	1,023,444 (2)
Equity compensation plans not approved by security holders	—	—	—

Total	4,000,727	$7.34	1,023,444

(1)	Includes: 3,937,610 shares of common stock subject to issued but unexercised options under the 1997 Omnibus Stock Plans and 63,117 shares of common stock subject to issued but unexercised options under our 1994 Omnibus Stock Plan.

(2)	Includes 550,173 shares of common stock available for issuance under the 1997 Omnibus Stock Plan and 473,271 shares of common stock available for issuance under our Employee Stock Purchase Plan.

Employment and Change in Control Agreements

      In December 1999, we entered into an agreement with Donald S. Mitchell, our current Chairman, President and Chief Executive Officer, that provides that if he is terminated by us without cause (as defined in the agreement), we will pay him his base annual salary for one year after such termination, with any such payments to be made to him in accordance with the Company’s normal payroll periods. This agreement contains confidentiality and noncompete provisions in favor of the Company.

      In March 2001, we entered into an agreement with Mr. Benno G. Sand, our current Executive Vice President and Secretary, that provides that if he is terminated by us without cause (as defined in the agreement) or if he resigns after giving at least 90 days notice or if he dies while employed, we will pay him his base annual salary for one year after such termination, with such payments to be made in accordance with the

Company’s normal payroll practices. This agreement contains confidentiality and noncompete provisions in favor of the Company.

      We also have management agreements with Messrs. Mitchell, Sand and Ely and Ms. Hollister. The management agreements are operative only upon the occurrence of certain changes in control of FSI. Absent a change in control, the management agreements do not require us to retain the executive officers or to pay them any specified level of compensation or benefits.

      Each management agreement provides that if, within two years after a change in control, as defined in the management agreements, the executive officer’s employment is terminated by us other than (i) for cause, (ii) on account of the death, disability or retirement of the executive, or (iii) voluntarily by the executive (other than voluntary terminations following events that constitute a “Constructive Involuntary Termination,” as defined in the management agreements, and which term includes compensation reductions, demotions, relocations and excessive travel), the executive is entitled to receive a lump sum severance payment.

      The amount of the lump sum severance payment is equal to two times the individual’s highest rate of compensation during the 12 months immediately preceding the change in control. In addition, in lieu of no longer being eligible to participate in our incentive plans, the individual would receive a lump sum amount equal to two times the plan level payment in effect for the individual under the then-current incentive plan, together with an aggregate per-diem amount, at the plan level, for the number of days elapsed in the then-current fiscal year through the individual’s date of termination. The management agreements also provide for certain cash payments for outplacement services and in lieu of certain insurance and benefit plans. In addition, each management agreement provides that if the executive officer receives payments due to a change in control that would subject such executive officer to any federal excise tax under Section 4999 of the Internal Revenue code, then such executive officer will also receive a cash “gross-up” payment so that he or she will be in the same net after-tax position that he or she would have been had such excise tax not been applied. If a change in control of FSI occurred and resulted in the termination of an executive officer, giving rise to payments under these management agreements, then as of August 27, 2005, the approximate amounts payable to our executive officers would have been as follows (excluding any gross-up payment that may be applicable): Mr. Mitchell $1,506,400; Mr. Sand $929,800; Ms. Hollister $785,900 ; and Mr. Ely $785,900.

Compensation Committee Interlocks and Insider Participants

      No member of the Compensation Committee was at any time during our 2005 fiscal year an officer or employee of FSI.

      None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board of directors.

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PERFORMANCE GRAPH

      The graph below compares the performance of our common stock to cumulative five year performance on the Nasdaq Stock Market — U.S. Companies (“Nasdaq-US”) and the PHLX Semiconductor Sector (“SOX Index”), which can be found at www.phlx.com, over the period of August 27, 2000 through August 27, 2005.

      The chart below assumes that $100 was invested on August 27, 2000 in each of our common stock, the Nasdaq-US Index and the SOX index and that all dividends were reinvested.

	August 2000	August 2001	August 2002	August 2003	August 2004	August 2005

FSI International, Inc.	100	80	27	27	29	24
Nasdaq-U.S	100	43	31	43	44	50
SOX Index	100	49	26	40	32	41

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RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 2 on the Proxy Card)

      Our Audit and Finance Committee has selected KPMG LLP as our registered public accounting firm, to audit the financial statements of the company for fiscal 2006 and recommends that the shareholders ratify such selection. Shareholder ratification of the selection of KPMG LLP as our registered public accounting firm is not required by our Articles of Incorporation or otherwise. However, our board is submitting the selection of KPMG LLP as our registered public accounting firm to our shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the selection, our Audit and Finance Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our Audit and Finance Committee in its discretion may direct the appointment of different independent auditors at any time during the year if our Audit and Finance Committee determines that such a change would be in our and our shareholders best interests. Representatives of KPMG LLP will be present at the Annual Meeting of Shareholders, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      KPMG LLP has audited the Company’s financial statements since fiscal 1984.

SHAREHOLDER PROPOSALS AND OTHER MATTERS

      Shareholder proposals intended to be considered at the Annual Meeting of Shareholders for the fiscal year ended August 26, 2006 and desired to be included in the proxy statement for the meeting must be received by us no later than August 17, 2006 and comply with certain rules and regulations promulgated by the Securities and Exchange Commission. A shareholder who may be interested in submitting such a proposal is advised to contact legal counsel familiar with the detailed requirements of the applicable rules and regulations. Under our By-laws, if a shareholder intends to propose an item of business to be presented at next year’s Annual Meeting of Shareholders, that shareholder is required to give notice of the proposal to us and such notice must be received by us at our principal executive office no later than 90 days before the first anniversary of this year’s meeting date, unless next year’s meeting is more than 30 days before or after such anniversary, in which case notice must be received not less than 90 days in advance or, if later, within ten days of the first public announcement of the meeting date. The proposals also must comply with all applicable statutes and regulations.

ANNUAL REPORTS

      Our annual report to shareholders for fiscal 2005, including financial statements, is being mailed with this proxy statement and such report includes our Annual Report on Form 10-K for the fiscal year ended August 27, 2005, filed with the Securities and Exchange Commission on November 10, 2005. Except as expressly provided in our Annual Report on Form 10-K, our annual report to shareholders is not to be deemed a part of the proxy solicitation material and is not incorporated herein by reference.

By Order of the Board of Directors

Benno G. Sand
Executive Vice President, Business Development Investor Relations and Secretary

APPENDIX A

Charter of the Audit and Finance Committee of the Board of Directors

of
FSI International, Inc.

Purpose

      The purpose of the Audit and Finance Committee (the “Audit Committee”) of the board of directors (the “Board”) of FSI International, Inc. (the “Company”) is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

Composition

      The Audit Committee shall consist of at least three directors, each of whom:

•	shall be “independent” as that term is defined under the listing standards of the National Association of Securities Dealers;

•	shall meet the criteria of independence under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules adopted by the Securities and Exchange Commission (the “SEC”) pursuant to the Sarbanes-Oxley Act;

•	shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment;

•	shall not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the three years prior to such member’s appointment to the Audit Committee; and

•	shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

      At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

      The Audit Committee shall also endeavor to have at all times on the Audit Committee at least one member who satisfies the definition of an “audit committee financial expert” as defined by the SEC.

      Each Audit Committee member shall be appointed by the Board on the recommendation of the Corporate Governance and Nomination Committee of the Board. Audit Committee members may be removed or replaced by the Board from time to time in its discretion.

      The Board shall appoint one member of the Audit Committee as chairperson. He or she shall be responsible for leadership of the Audit Committee, including overseeing the agenda, presiding over the meetings and reporting to the Board. If an Audit Committee Chair is not present at a meeting, the other members of the Audit Committee may designate a Chair. The Chief Financial Officer will be the management liaison to the Audit Committee.

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Responsibilities and Duties

      In carrying out its responsibilities, the Audit Committee believes that its policies and procedures should remain flexible in order to best react to changing circumstances. The primary duties and responsibilities of the Audit Committee shall be as follows:

     Oversight of Independent Auditor

1.	Directly responsible for the appointment, retention, compensation, evaluation, termination and oversight of the work of the Company’s independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

2.	Pre-approve all audit services and permissible non-audit services by the Company’s independent auditor.

3.	Review and discuss representations from the independent auditor regarding:

•	critical accounting policies and practices to be used;

•	alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

4.	Ensure regular rotation of the lead and concurring audit partners and other significant audit partners of the Company’s independent auditor as required by law.

5.	Obtain and review a report from the independent auditor at least annually regarding:

•	the independent auditor’s internal quality-control procedures;

•	any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor;

•	any steps taken to deal with any such issues, and

•	all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1.

6.	Evaluate the qualifications, performance and independence of the independent auditor, including:

•	actively engaging in a dialogue with the independent auditor regarding any relationship or services that may impact the auditor’s objectivity and independence;

•	at least annually, evaluate the independence of the auditor, including assessing whether all relationships between the independent auditor and the Company and the provisions of permissive non-audit services are compatible while maintaining the auditor’s independence;

•	considering whether the independent auditor’s quality controls are adequate; and

•	reviewing and evaluating the qualifications and performance of the Company’s independent auditor, including the independent auditor’s judgment about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

7.	On an annual basis, review the independent auditor’s audit plan and discuss scope, staffing, locations, reliance upon management and general audit approach.

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8.	Review with the independent auditor any audit problems or difficulties the auditor may have encountered and management’s response thereto. Such reviews should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

9.	Discuss with the independent auditor the matters required to be discussed by Statement on Accounting Standards No. 61 related to the conduct of the audit.

     Oversight of Financial Reporting and Disclosure Matters

10.	Review and discuss with management and the independent auditor the Company’s annual audited financial statements, including disclosures made in management’s discussion and analysis, prior to the filing of the Company’s 10-K, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

11.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements, including disclosures made in management’s discussion and analysis, prior to the filing of the Company’s Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

12.	Discuss with management and the independent auditor:

•	material financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements;

•	any material changes, including proposed changes, in the Company’s selection or application of accounting principles (the Audit Committee should ascertain the reasons for the change and inquire if the accounting change will be mentioned in the independent auditor’s report. Discussion should also include the independent auditor’s and management’s qualitative judgments about the appropriateness, not just acceptability, of the proposed change);

•	any significant deficiencies or material weaknesses in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data;

•	the independent auditor’s attestation of management’s report on internal controls; and

•	any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

13.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies, prior to public release.

14.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

15.	Review any significant reports to management prepared by the independent auditor and management’s responses.

16.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

17.	Discuss with management the status of pending litigation, taxation matters and other areas of oversight with respect to the legal and compliance area as may be appropriate.

18.	Review with the Company’s outside counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies, and any management material reports or inquiries received from regulatory or governmental agencies.

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     Oversight of Compliance and Regulatory Matters

19.	Establish and review periodically procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and has direct access to the Company’s outside counsel and anyone in the Company.

20.	Discuss with the independent auditor and management any other matters covered by Section 10A of the Securities Exchange Act of 1934 as determined necessary or appropriate by the Audit Committee to ensure compliance.

     Other Responsibilities

21.	Approve all related party transactions of the Company. The term “related party transaction” shall refer to transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.

22.	Review with the full Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, and the performance and independence of the Company’s independent auditor.

23.	Discuss with management guidelines and policies for assessing and managing the Company’s risk exposure and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

24.	Evaluate and approve independent auditors for all Company benefit plans which require audits.

25.	Perform any other activities consistent with this Audit Committee Charter, the Company’s By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

     Committee Administration

26.	Prepare the Audit Committee report required by the rules of the SEC to be included in the Company’s annual proxy statement.

27.	Meet periodically with management and the independent auditor in separate executive sessions.

28.	Review the Audit Committee’s own performance annually.

29.	Review and reassess the adequacy of this Audit Committee Charter annually and recommend any proposed changes to the Corporate Governance and Nomination Committee and have the Audit Committee Charter published at least every three years in accordance with SEC regulations.

30.	Retain independent counsel and other legal, accounting or other advisors as the Audit Committee determines necessary to carry out its duties. The Company shall provide funding, as determined by the Audit Committee, for payment of compensation to any advisors employed by the Audit Committee and for payment of ordinary administrative expenses that are necessary for the Audit Committee to carry out its duties.

      The Audit Committee members are not professional accountants or auditors and their functions are not intended to duplicate or certify the activities of management or the independent auditor. While the Audit Committee has the responsibilities set forth in this Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of the Company’s management and independent auditor.

      To the extent permissible under applicable laws and regulations, the Audit Committee may delegate its responsibilities to one or more members of the Audit Committee.

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Meetings

      The Audit Committee shall meet at least four times annually and special meetings shall be called as necessary. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting.

      The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

      All meetings of the Audit Committee shall be held pursuant to the By-laws of the Company with regard to notice and waiver thereof, and written minutes and presentations of each meeting and other Audit Committee correspondence shall be duly filed in the Company’s records.

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Holder Account Number

☐	Mark this box with an X if you have made changes to your name or address details above

ANNUAL MEETING PROXY CARD

A	PROPOSALS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS.

1.	ELECTION OF DIRECTORS

		FOR	WITHHOLD

	James A. Bernards	☐	☐

		FOR	WITHHOLD

	Donald S. Mitchell	☐	☐

		FOR	AGAINST	ABSTAIN

2.	RATIFICATION OF APPOINTMENT OF KPMG LLP as our registered public accounting firm for fiscal year ending August 26, 2006.	☐	☐	☐

B	AUTHORIZED SIGNATURES — SIGN HERE — THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 — Please keep	Signature 2 — Please keep	Date (mm/dd/yyyy)
signature within the box	signature within the box

PROXY — FSI INTERNATIONAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Donald S. Mitchell, Patricia M. Hollister and Benno G. Sand, and each of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes such Proxies to represent and to vote, as designated on the reverse side, all of the shares of common stock of FSI International, Inc. held of record by the undersigned on December 7, 2005, at the Annual Meeting of Shareholders to be held on January 24, 2006, or any adjournment thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THE PROXIES ARE AUTHORIZED TO VOTE THIS PROXY IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
(To be completed and signed on the reverse side.)